                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of First Bank System, Inc. for the registration of 859,806 shares of its common stock and to the incorporation by reference therein of our report dated January 13, 1994, with respect to the consolidated financial statements of First Bank System, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP
                                        -----------------------------
                                            Ernst & Young LLP


Minneapolis, Minnesota
September 15, 1994